UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio	45177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) James M. Reynolds, President of Wilmington College, was appointed as a director at the Board of Directors’ meeting on January 21, 2014. At their April 22, 2014 meeting, the Board of Directors appointed Mr. Reynolds to serve on the Audit Committee and the Nominating and Corporate Governance Committee.

(e) On April 22, 2014, at the NB&T Financial Group, Inc. 2014 Annual Meeting of Shareholders, the shareholders approved the NB&T Financial Group, Inc. 2014 Equity Plan (the “2014 Equity Plan”). A total of 270,000 common shares may be issued pursuant to awards granted under the 2014 Plan. The 2014 Plan will terminate on January 21, 2024, unless earlier terminated in accordance with the terms of the 2014 Plan.

The 2014 Equity Plan provides that a nonqualified stock option to purchase 1,000 common shares of NB&T Financial Group, Inc. (“NBTF”) shall be granted to each non-employee director after such director’s first becoming a director and then after each annual meeting of shareholders. Such options will vest one third each year and must have an exercise price at least equal to the fair market value of NBTF common shares on the date of grant.

The 2014 Equity Plan also provides for the award of nonqualified stock options, incentive stock options, restricted stock and stock appreciation rights to employees, including officers. The selection of employees for awards and the timing, terms and conditions of such awards are subject to the discretion of the Board of Directors of NBTF, upon recommendation of the Compensation Committee, subject to the requirement that options to employees must vest at least one third each year after the date of grant, and the exercise price must be at least equal to the fair market value of the common shares of NBTF on the date of grant.

The 2014 Equity Plan may be terminated, suspended or amended by the Board of Directors or the Compensation Committee without shareholder approval except to the extent shareholder approval is required to satisfy certain securities laws or regulations, the Internal Revenue Code, or the rules of the applicable securities exchange, market or quotation system, or, without participant consent, to the extent that the termination, suspension or amendment would adversely affect any award already granted.

A copy of the 2014 Plan as amended is attached to this Form 8-K as Exhibit 10.1.

On April 23, 2014, an option to acquire 1,000 common shares of NBTF was awarded to each non-employee director pursuant to the 2014 Plan. A copy of the form of award agreement approved by the Board of Directors for the grant of such options is attached to this Form 8-K as Exhibit 10.2.

The NB&T Financial Group, Inc. 2006 Equity Plan (the “2006 Equity Plan”) was terminated upon adoption of the 2014 Equity Plan, although such termination will not affect any stock options outstanding under the 2006 Equity Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On April 22, 2014, the 2014 Annual Meeting of the shareholders of NB&T Financial Group, Inc. was held. The meeting involved the election of four directors for terms expiring in 2016, the ratification of the selection of BKD, LLP as the independent registered public accounting firm for the fiscal year 2014, and the approval of the NB&T Financial Group, Inc. 2014 Equity Plan.

(b)	Item 1: To elect four directors for terms expiring in 2016. The voting results were as follows:

	TOTAL
Nominees	For	Withheld	Broker Non-Vote
Charles L. Dehner	2,210,570	84,255	495,233
G. David Hawley	2,273,466	21,359	495,233
John J. Limbert	2,196,735	98,090	495,233
Timothy L. Smith	2,196,073	98,752	495,233

Item 2: To ratify the selection of BKD, LLP as the independent registered public accounting firm for fiscal year 2014. The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Ratify BKD, LLP	2,745,907	11,800	32,351	0

Item 3: To approve the 2014 Equity Plan. The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Approve 2014 Equity Plan	2,088,851	158,008	47,965	495,234

(c)	Not applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	NB&T Financial Group, Inc. 2014 Equity Plan

10.2	Form of NB&T Financial Group, Inc. 2014 Equity Plan Award Agreement for Directors’ Nonqualified Stock Options

10.3	Form of NB&T Financial Group, Inc. 2014 Equity Plan Award Agreement for Employee Stock Options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin
Chief Financial Officer

Date: April 25, 2014